As filed with the Securities and Exchange Commission on September 9, 2005
                                                             File No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------
                                  iBASIS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 04-3332534
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)


                      20 Second Avenue Burlington, MA 01803
               (Address of Principal Executive Offices) (Zip Code)
                             -----------------------

                                  iBASIS, INC.
                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             -----------------------
                                   Ofer Gneezy
                      President and Chief Executive Officer
                                  iBasis, Inc.
                                20 Second Avenue
                              Burlington, MA 01803
                     (Name and Address of Agent For Service)


                                 (781) 505-7500
           Telephone Number, Including Area Code, of Agent for Service
                             -----------------------

                                   Copies to:

                             Johan V. Brigham, Esq.
                              Bingham McCutchen LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

================================ =============== =================== =================== ==================
                                                      Proposed            Proposed
                                      Amount          Maximum             Maximum            Amount Of
             Title Of                  To Be       Offering Price        Aggregate         Registration
    Securities To Be Registered     Registered       Per Share       Offering Price (1)         Fee
-------------------------------- --------------- ------------------- ------------------- ------------------
Common Stock,
$0.001 par value...............      5,000,000        $2.40(1)          $12,000,000          $1,412.40
================================ =============== =================== =================== ==================


(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 5,000,000 shares registered hereunder pursuant to the grant of stock options under the Amended and Restated 1997 Stock Incentive Plan exercisable for all of such shares, at an exercise price of $2.40 per share, which was the closing price of shares of iBasis' common stock as listed on the OTC Bulletin Board on September 2, 2005.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-73492) previously filed by the Registrant on November 16, 2001, which registers 3,300,000 shares of common stock and the Registration Statement on Form S-8 (File No. 333-30642) previously filed by the Registrant on February 17, 2000, which registers 6,200,000 shares of common stock. An aggregate filing fee for all such prior registration statements in the amount of $112,747.50 was previously paid with respect to such shares.

                                EXPLANATORY NOTE

     On February 17, 2000, iBasis, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-30642) (referred to in this document as the "First Registration Statement") to register under the Securities Act of 1933, as amended (the "Securities Act"), 6,200,000 shares of the Registrant's common stock, par value $0.001 per share, including 5,700,000 shares of common stock issuable by the Registrant under the Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan"). On November 16, 2001, the Registrant filed a Registration Statement on Form S-8 (File No. 333-73492) (referred to in this document as the "Second Registration Statement") to register under the Securities Act an additional 3,300,000 shares of common stock issuable by the Registrant under the 1997 Plan.

     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 5,000,000 shares of common stock subject to issuance upon exercise of stock options that may be granted under the 1997 Plan at any time or from time to time after the date hereof. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement and the Second Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant incorporates by reference the documents listed below and any future filings the Registrant will make with the Securities and Exchange Commission (the "SEC") under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     -- Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 28, 2005;

     -- Quarterly Reports on Form 10-Q filed on May 12, 2005 for the quarter ended March 31, 2005, and August 12, 2005 for the quarter ended June 30, 2005;

     -- Current Reports on Form 8-K filed on January 13, 2005, February 2, 2005, May 4, 2005, June 1, 2005, June 27, 2005, July 27, 2005, August
          19, 2005 and September 8, 2005; and

     -- the description of the Registrant's common stock contained in its registration statement on Form 8-A filed with the SEC on August 24, 1999, including any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

                                  iBasis, Inc.
                                  20 Second Avenue
                                  Burlington, MA 01803
                                  Attn: Investor Relations
                                  (781) 505-7500
                                  ir@ibasis.net

Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts or Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant, each as amended to date, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

         The Registrant may maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following exhibits are filed as part of this registration statement:

        Exhibit
         Number      Exhibit Description
         ------      -------------------
          4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).

          4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).

          4.3 Specimen Certificate for shares of the Registrant's common stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

          4.4 Amended and Restated 1997 Stock Incentive Plan of the Registrant (incorporated by reference from Appendix A to the Registrant's Proxy, filed on April 13, 2005 (file no. 000-27127).

           5 Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

          23.1      Consent of Bingham McCutchen LLP (included in Exhibit 5).

          23.2      Consent of Independent Registered Public Accounting Firm.

           24 Power of Attorney (included in signature page to registration statement).


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, iBasis, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 9th day of September, 2005.

                           IBASIS, INC.

                           By: /s/ Ofer Gneezy
                               -------------------------
                               Name: Ofer Gneezy
                               Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints each of Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                Name                  Title                                                          Date
                ----                  -----                                                          ----
          /s/ Ofer Gneezy             President,   Chief  Executive  Officer  and  Director     August 11, 2005
          ---------------
            Ofer Gneezy               (Principal Executive Officer)

     /s/ Gordon J. VanderBrug         Executive Vice President and Director                     August 11, 2005
     ------------------------
        Gordon J. VanderBrug

         /s/ Richard Tennant          Vice President, Finance and Administration, and           August 11, 2005
         -------------------
          Richard Tennant             Chief Financial Officer (Principal Financial and
                                      Accounting Officer)

         /s/ Peter D. Aquino          Director                                                  August 11, 2005
         -------------------
          Peter D. Aquino

      /s/ Charles N. Corfield         Director                                                  August 23, 2005
      -----------------------
        Charles N. Corfield

          /s/ W. Frank King           Director                                                  August 11, 2005
          -----------------
           W. Frank King

            /s/ David Lee             Director                                                  August 11, 2005
            -------------
             David Lee

          /s/ Charles Skibo           Director                                                  August 26, 2005
          -----------------
           Charles Skibo


        Exhibit
         Number      Exhibit Description
         ------      -------------------
          4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).

          4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).

          4.3 Specimen Certificate for shares of the Registrant's common stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

          4.4 Amended and Restated 1997 Stock Incentive Plan of the Registrant (incorporated by reference from Appendix A to the Registrant's Proxy, filed on April 13, 2005 (file no. 000-27127).

           5 Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

          23.1      Consent of Bingham McCutchen LLP (included in Exhibit 5).

          23.2      Consent of Independent Registered Public Accounting Firm.

           24 Power of Attorney (included in signature page to registration statement).